UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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ZIMMER HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
YOUR VOTE IS IMPORTANT
PROXY STATEMENT
ANNUAL MEETING AND PROXY SOLICITATION INFORMATION
VOTING SECURITIES
PRINCIPAL STOCKHOLDERS
SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
Proposal 1. Election of Directors
Proposal 2. Stockholder Proposal Relating to Poison Pills
Proposal 3. Stockholder Proposal Relating to Auditor Ratification
INDEPENDENT AUDITOR
2005 PROXY PROPOSALS
INCORPORATION BY REFERENCE
Appendix A

ZIMMER HOLDINGS, INC.

345 East Main Street
Warsaw, Indiana 46580

March 22, 2004

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Zimmer Holdings, Inc. at The New York Palace Hotel, 455 Madison Avenue, New York, New York on Monday, May 10, 2004, at 9:00 a.m.

     This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be transacted at the meeting and provides other information about the company that you should know when you vote your shares.

     The principal items of business of the Annual Meeting will be the election of two directors and consideration of two stockholder proposals. We will also review the status of the company’s business.

     It is important that your shares be represented whether or not you attend the meeting. Registered stockholders can vote their shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient services appear on the proxy card. You can also vote your shares by marking your votes on the proxy card, signing and dating it and mailing it promptly using the envelope provided.

     We have provided space on the proxy card for comments. We urge you to use it to let us know your feelings about the company or to bring a particular matter to our attention. If you hold your shares through an intermediary, please feel free to write directly to us.

J. Raymond Elliott
Chairman, President and Chief Executive Officer

Zimmer Holdings, Inc.
345 East Main Street
Warsaw, Indiana 46580

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

     Notice is hereby given that the Annual Meeting of Stockholders will be held at The New York Palace Hotel, 455 Madison Avenue, New York, New York on Monday, May 10, 2004, at 9:00 a.m. for the following purposes as set forth in the accompanying Proxy Statement:

•	to elect two directors;

•	to consider and vote on two stockholder proposals; and

•	to transact such other business as may properly come before the meeting or any adjournments thereof.

     Holders of record of the company’s common stock at the close of business on March 15, 2004, will be entitled to vote at the meeting.

By Order of the Board of Directors

David C. Dvorak
Secretary

Dated: March 22, 2004

YOUR VOTE IS IMPORTANT

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT.

IF YOU DO NOT ATTEND THE ANNUAL MEETING TO VOTE IN PERSON, YOUR VOTE WILL NOT BE COUNTED UNLESS A PROXY REPRESENTING YOUR SHARES IS PRESENTED AT THE MEETING.

TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE VOTE IN ONE OF THESE WAYS:

(1)	GO TO THE WEBSITE SHOWN ON YOUR PROXY CARD AND VOTE VIA THE INTERNET;

OR

(2)	USE THE TELEPHONE NUMBER SHOWN ON YOUR PROXY CARD

(THIS CALL IS TOLL-FREE IN THE UNITED STATES);

OR

(3)	MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE.

IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE BY BALLOT.

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

ZIMMER HOLDINGS, INC.

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on May 10, 2004.

     This Proxy Statement is being sent to all stockholders of record as of the close of business on March 15, 2004 for delivery beginning March 22, 2004. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report should not be deemed to be part of this Proxy Statement.

Stockholders Entitled to Vote

     Holders of record of the company’s $0.01 par value common stock at the close of business on March 15, 2004 will be entitled to vote at the 2004 Annual Meeting. Each share is entitled to one vote on each matter properly brought before the meeting. Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person.

Proxies and Voting

     If you are a registered stockholder, you can simplify your voting and save the company expense by voting via the Internet or calling the toll-free number listed on the proxy card. Internet and telephone voting information is provided on the proxy card. A control number, located on the lower right of the proxy card, is designated to verify a stockholder’s identity and allow the stockholder to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via the Internet or by telephone, please do not return a signed proxy card.

     If you choose to vote by mail, mark your proxy card enclosed with the Proxy Statement, date and sign it, and mail it in the postage-paid envelope. The shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.
     If you are a beneficial stockholder, you must provide instructions on voting to your nominee holder.
     For the reasons set forth in more detail later in the Proxy Statement, the Board of Directors recommends a vote “FOR” the election of directors and “AGAINST” the stockholder proposals.
     The Board of Directors of Zimmer Holdings, Inc. knows of no other matters that may be brought before the meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.
     A plurality of the votes cast at the meeting is required to elect directors. The affirmative vote of a majority of the shares of stock present in person or by proxy and entitled to vote on the matter is required for approval of all other proposals.
     In accordance with the laws of the State of Delaware and the company’s Restated Certificate of Incorporation and Restated By-Laws, as amended, (1) for the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes “FOR” or “WITHHELD” are counted to determine the total number of votes cast; broker non-votes are not counted, and (2) for the adoption of all other proposals, which are decided by a majority of the shares of stock of the company present in person or by proxy and entitled to vote, only proxies and ballots indicating votes “FOR,” “AGAINST” or “ABSTAIN”

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

on the proposals or providing the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote; broker non-votes are not counted.

     If you are a registered stockholder and wish to give your proxy to someone other than the individuals named on the proxy card, you may do so by crossing out the names appearing on the proxy card and inserting the name of another person. The signed card must be presented at the meeting by the person you have designated on the proxy card. You may revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions: (1) by giving timely written notice of the revocation to the Secretary of the company; (2) by executing and delivering a proxy with a later date; or (3) by voting in person at the meeting.
     If you are a beneficial holder and wish to vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.
     If you participate in the Zimmer Holdings, Inc. Employee Stock Purchase Plan, the Zimmer Holdings, Inc. Savings and Investment Program or the Zimmer Puerto Rico Savings and Investment Program, your plan trustee will vote the company shares credited to your plan account in accordance with your voting instructions. The trustee votes the shares on your behalf because you are the beneficial owner, not the record owner, of the shares credited to your account. The trustee will vote the plan shares for which it does not receive voting instructions in the same proportion as the shares for which it received voting instructions.
     Tabulation of proxies and the votes cast at the meeting will be conducted by an independent agent and certified to by independent inspectors of election. Any information that identifies the stockholder or the particular vote of a stockholder will be kept confidential.

Costs of Proxy Solicitation and Questions

     Employees of the company may solicit proxies on behalf of the Board of Directors through the mail, in person, and by telecommunications. The cost thereof will be borne by the company. In addition, management has retained Georgeson Shareholder Communications Inc. to assist in soliciting proxies for a fee of $7,000, plus out-of-pocket expenses. The company will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock. Questions concerning proxy voting or process should be directed to Georgeson Shareholder Communications Inc. via telephone at (866) 775-2705 (this call is toll-free in the United States and internationally).

List of Stockholders

     In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 8:00 a.m. and 5:00 p.m., at our offices at 345 East Main Street, Warsaw, Indiana by contacting the Secretary of the company.

VOTING SECURITIES

     At the close of business on March 15, 2004, there were 243,750,677 shares of $0.01 par value common stock outstanding and entitled to vote.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of the common stock of the company as of February 17, 2004. Unless otherwise noted, shares are owned directly or indirectly with sole voting and investment power.

Name and Address	Total Number of	Percent
of Beneficial Owner	Shares Owned	of Class

FMR Corp.(1)	18,407,820	7.612%
82 Devonshire Street
Boston, MA 02109

(1)	Based solely on information provided by FMR Corp. in an amended Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004. Of the total shares reported, Fidelity Management & Research Company beneficially owns 17,804,116 shares; Fidelity Management Trust Company beneficially owns 461,794 shares; Strategic Advisers, Inc. beneficially owns 97,730 shares; and Edward C. Johnson 3d beneficially owns 44,180 shares. The reporting persons have sole power to dispose of 18,407,820 shares.

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth, as of January 13, 2004, beneficial ownership of shares of common stock of the company by each director, each of the executives named in the Summary Compensation Table and all directors and executive officers as a group. None of the individuals named below or together as a group beneficially own greater than 1% of the outstanding shares of common stock.

     Unless otherwise noted, such shares are owned directly or indirectly with sole voting and investment power.

	Total		Shares		Deferred
	Shares		Acquirable in		Share
Name	Owned(1)		60 Days(2)		Units

J. Raymond Elliott	885,234		819,467		0
Larry C. Glasscock	56,363	(3)	53,737	(4)	2,586	(5)
Regina E. Herzlinger, D.B.A	55,654	(6)	53,028	(4)	2,586	(5)
John L. McGoldrick	63,918	(7)	50,000	(4)	2,586	(5)
Augustus A. White, III, M.D., Ph.D.	52,498		50,000	(4)	2,498	(5)
Sam R. Leno	215,729		163,846		0
Bruno A. Melzi	159,793		148,788		0
Bruce E. Peterson	262,324		230,739		0
David C. Dvorak	59,693		58,818		0
All directors and executive officers as a group (12 persons)	2,058,275		1,861,440		10,256

(1)	Includes direct and indirect ownership of shares, stock options that are currently exercisable and stock options that will be exercisable within 60 days of January 13, 2004, deferred share units and the following restricted shares, which are subject to vesting requirements: Mr. Elliott – 30,526; Mr. Leno – 50,904; Mr. Melzi – 11,005; Mr. Peterson – 12,105; and all directors and executive officers as a group – 111,750.

(2)	Includes stock options that are currently exercisable and stock options that will be exercisable within 60 days of January 13, 2004.

(3)	Includes 40 shares held in a trust with respect to which voting authority is shared with the trustee.

(4)	Includes shares underlying stock options granted to non-employee directors in three installments during 2001. Such options become fully exercisable on the third anniversary of the date of grant of the first installment, or upon the director’s retirement from the Board of Directors.

(5)	Amounts credited to directors’ accounts in the 2001 Deferred Compensation Plan for Non-Employee Directors as deferred share units that will be paid in shares of the company’s common stock within 60 days after cessation of the individual’s service as a director.

(6)	Includes 40 shares owned jointly by Dr. Herzlinger and her spouse over which she exercises shared voting and investment power.

(7)	Includes 3,000 shares with respect to which Mr. McGoldrick shares dispositive power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, the company’s directors, executive officers and the beneficial holders of more than 10% of the company’s common stock are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on its records and other information, the company believes that during 2003 all applicable Section 16(a) filing requirements were met.

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

BOARD OF DIRECTORS

     The business of the company is managed under the direction of the Board of Directors. It has responsibility for establishing broad corporate policies and for the overall performance of the company. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. Directors are also expected to attend the Annual Meeting of Stockholders. All of our directors attended the 2003 Annual Meeting. In 2003, there were nine meetings of the Board. Each director attended more than 75% of the total meetings of the Board of Directors and each of the committees on which he or she served during 2003.

Corporate Governance

     The Board of Directors is committed to good corporate governance and believes that an attentive, performing Board is a tangible competitive advantage. With that commitment, during the past year the Board has reviewed the company’s corporate governance policies and practices and has taken steps to implement the new rules of the Securities and Exchange Commission and the revised listing standards of the New York Stock Exchange. In addition, the Board has implemented other corporate governance practices and procedures on a best practices basis.

     In particular, the Board has updated the company’s corporate governance guidelines and charters for each of its four standing committees and the company is updating its Code of Business Conduct, which is applicable to all directors, officers and employees of the company. The current version of each of these documents is or will be available on the company’s website, www.zimmer.com, and will be provided in print without charge upon written request to the Secretary of the company at the address shown on the front page of this Proxy Statement. These documents are intended to change as requirements or best practices in this area evolve and the company will modify or supplement them when and as appropriate.
     The company will also either disclose on Form 8-K or post on its website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct that applies to any director or executive officer of the company.

Director Independence

     As permitted by the rules of the New York Stock Exchange, the Board has adopted categorical standards to assist it in making determinations of director independence. These standards incorporate, and are consistent with, the definition of “independent” contained in the New York Stock Exchange listing rules. These standards are set forth in the company’s corporate governance guidelines, which are or will be available on the company’s website as described above. The Board has determined that each of the non-employee directors of the company, Larry C. Glasscock, Regina E. Herzlinger, D.B.A., John L. McGoldrick and Augustus A. White, III, M.D., Ph.D., meets these standards and is independent.

Committees of the Board

     The company’s Restated By-Laws, as amended, specifically provide that the Board may delegate responsibility to committees. During 2003, the Board had four standing committees: an Audit Committee, a Compensation and Management Development Committee, a Corporate Governance Committee and a Science and Technology Committee. The membership of the Audit Committee, the Compensation and Management Development Committee and the Corporate Governance Committee is composed entirely of independent directors. In addition, the members of the Audit Committee meet the heightened standards of independence for audit committee members required by the Securities and Exchange Commission rules and New York Stock Exchange listing standards. The membership of the Science and Technology Committee is composed of one independent director, two employee representatives and one non-employee consultant.

     In 2003, the committees of the Board held a total of 22 meetings: the Audit Committee met 11 times, the Compensation and Management Development Committee met five times, the Corporate Governance Committee met four times and the Science and Technology Committee met two times.

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

     The table below provides membership information for each Board committee.

Compensation
			and				Science
			Management		Corporate		and
Name	Audit		Development		Governance		Technology

Larry C. Glasscock	X	*	X		X
Regina E. Herzlinger, D.B.A.	X		X		X	*
John L. McGoldrick			X	*	X
Augustus A. White, III, M.D., Ph.D.	X		X		X		X	*

*	Chair

Audit Committee

     The principal functions of the Audit Committee include:

•	appointing, evaluating and, where appropriate, replacing the independent auditor;

•	preapproving all auditing services and permissible non-audit services provided to the company by the independent auditor;

•	reviewing with the independent auditor and with management the proposed scope of the annual audit, past audit experience, the company’s program for the internal examination and verification of its accounting records and the results of recently completed internal examinations;

•	resolving disagreements between management and the independent auditor regarding financial reporting; and

•	reviewing major issues as to the adequacy of the company’s internal controls.

     The Board of Directors has determined that both Mr. Glasscock and Dr. Herzlinger qualify as “audit committee financial experts” as defined by rules of the Securities and Exchange Commission. Mr. Glasscock and Dr. Herzlinger are independent directors. For a description of the relevant experience of Mr. Glasscock and Dr. Herzlinger, see pages 7 and 8, respectively, of this Proxy Statement. As described above, the Board has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement.
     The report of the Audit Committee appears on page 6.

Compensation and Management Development Committee

     The duties of the Compensation and Management Development Committee include:

•	administering the company’s annual incentive, long-term incentive and stock option plans;

•	reviewing and making recommendations to the Board with respect to incentive compensation and equity-based plans;

•	adopting and reviewing the company’s management development programs and procedures; and

•	approving compensation of executive officers and certain senior management.

     The report of the Compensation and Management Development Committee appears on pages 9-10.

Corporate Governance Committee

     The duties of the Corporate Governance Committee include:

•	developing and recommending to the Board criteria for selection of non-employee directors;

•	recommending director candidates to the Board of Directors;

•	periodically reviewing both employee and non-employee director performance; and

•	periodically reassessing the company’s corporate governance guidelines and recommending any proposed changes to the Board for approval.

     The Corporate Governance Committee will consider nominees for director recommended by stockholders. A stockholder who wishes to recommend a director candidate for consideration by the Corporate Governance Committee should send such recommendation to the Secretary of the company at the address shown on the cover page of this Proxy Statement, who will then forward it to the committee. Any such recommendation should include a description of the candidate’s qualifications for board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a director candidate at the annual meeting of stockholders, rather than recommend the individual to the Corporate Governance Committee as a nominee, must comply with the advance notice requirements set forth in the company’s Restated By-Laws, as amended (see “2005 Proxy Proposals” for more information on these procedures).

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

     The Board and the Corporate Governance Committee periodically review the appropriate size of the Board. In considering candidates for the Board, the Corporate Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a committee-recommended nominee. The committee is guided by the following basic selection criteria for all nominees: independence; highest character and integrity; experience and understanding of strategy and policy-setting; reputation for working constructively with others; and sufficient time to devote to Board matters. The committee also gives consideration to diversity, age, international background and experience and specialized expertise in the context of the needs of the Board as a whole.

Science and Technology Committee

     The duties of the Science and Technology Committee include:

•	advising the Board on matters involving the company’s new science and advanced technology programs, including major internal projects, interactions with academic and independent research organizations and the acquisition of technologies; and

•	reviewing and recommending to the Board major technology positions and strategies relative to emerging concepts of therapy, new trends in healthcare, and changing market requirements.

Executive Sessions of and Communication with Non-Management Directors

     Non-management directors meet in executive sessions without management present upon the adjournment of every regularly scheduled meeting of the Board and at other times they determine. The director who presides at these meetings rotates session-by-session among the non-management directors in alphabetical order of their last names.

     In order that interested parties may be able to make their concerns known to the non-management directors, the Board has adopted a method for communicating directly with the non-management directors. The Board has designated Regina E. Herzlinger, D.B.A. to receive such communications on behalf of the non-management directors. Interested parties may contact Dr. Herzlinger via e-mail at rherzlinger@hbs.edu.

Stockholder Communication with the Board

     The Board has implemented a process whereby stockholders of the company may send communications to the Board’s attention. Any stockholder desiring to communicate with the Board, or one or more specified members thereof, should communicate in a writing addressed to Zimmer Holdings, Inc., Board of Directors, c/o Secretary, at the address shown on the cover page of this Proxy Statement. The Secretary of the company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

Audit Committee Report

     The Audit Committee is responsible for overseeing and monitoring the quality of the company’s accounting and auditing practices. Management is responsible for planning and conducting audits and ensuring that the company’s financial statements are prepared in accordance with generally accepted accounting principles.

     In this context, the Committee has met and held discussions with management and the independent auditor. Management has represented to the Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. The Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
     Further, the Audit Committee has received written disclosures and a letter from the independent auditor required by Independence Standards Board Standard No. 1, as amended to date, and has discussed with the independent auditor its independence from the company. The Committee has also considered whether the independent auditor’s provision of non-audit services is compatible with its independence.
     Based on the review and discussion described above, the Audit Committee recommended to the Board of Directors, and the Board has approved that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.
     The Committee has also confirmed there have been no new circumstances or developments since their respective appointments to the Audit Committee that would impair any member’s ability to act independently.

Audit Committee

Larry C. Glasscock, Chair
Regina E. Herzlinger, D.B.A.
Augustus A. White, III, M.D., Ph.D.

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

Compensation of Directors

     Non-employee directors of the company receive an annual retainer of $50,000 and an additional fee of $1,500 for attending each Board meeting and each Board committee meeting not held on the same day as a Board meeting. Each non-employee director also receives 500 deferred share units at each Annual Meeting of Stockholders and committee chairs receive an annual fee of $5,000. At the end of each calendar quarter, non-employee directors are paid one-fourth of their annual retainers and committee chair annual fees and fees for attending Board and committee meetings held during the quarter. The company also provides non-employee directors with travel accident insurance when on company business.

     Under the provisions of the Zimmer Holdings, Inc. 2001 Deferred Compensation Plan for Non-Employee Directors, the company requires that 50% of a director’s annual retainer be deferred and credited to a deferred compensation account in the form of deferred share units, the value of which account is determined by the value of company common stock, until the director owns a total of 5,000 shares of company common stock and/or deferred share units. Non-employee directors may elect to defer receipt of compensation in excess of their mandatory deferral. They also may elect to convert all or a portion of their remaining annual retainer into stock options using a ratio of an option to purchase three shares of common stock for each share unit the director would have received if he or she had elected to defer such compensation. Any such stock options generally will become fully exercisable on the last day of the calendar year in which the options are granted if the director continues as a non-employee director of the company. Deferred share units are immediately vested and payable upon separation from service.
     The Zimmer Holdings, Inc. Stock Plan for Non-Employee Directors provides that non-employee directors may receive stock options, restricted stock and restricted stock units. No director received an award under this plan during 2003, except two directors who elected to convert to stock options the portion of their annual retainer not subject to mandatory deferral that they had previously deferred as deferred share units pursuant to the Zimmer Holdings, Inc. 2001 Deferred Compensation Plan for Non-Employee Directors.

Directors and Nominees

     The Board of Directors is divided into three classes whose terms expire at successive Annual Meetings. Two directors will be elected at the Annual Meeting to serve terms expiring in 2007. The nominees for director named below are currently directors of the company. After the election of two directors at the meeting, the company will have five directors, including the three directors whose present terms extend beyond the meeting. In the interim between Annual Meetings, the Board has the authority to increase or decrease the size of the Board and fill vacancies. Listed first below are the nominees for election, followed by the directors whose terms expire in 2005 and 2006, with information including their principal occupation and other business affiliations, the year each was first elected as a director, the Board committee memberships of each and each director’s age.

Nominees for Director: 2004 – 2007 Term

Larry C. Glasscock, Director Since 2001
Chairman, President and Chief Executive Officer of Anthem, Inc., the publicly-held parent of Anthem Insurance Companies, Inc. (“Anthem Insurance”), since May 2003. President and Chief Executive Officer of Anthem Insurance, the Blue Cross and Blue Shield licensee for Indiana, Kentucky, Ohio, Connecticut, New Hampshire, Maine, Colorado, Nevada and Virginia, since October 1999. Mr. Glasscock joined Anthem Insurance in April 1998 as Senior Executive Vice President and Chief Operating Officer. He was named President and Chief Operating Officer in April 1999 and President and Chief Executive officer in October 1999. Mr. Glasscock was named President and Chief Executive Officer of Anthem, Inc. in July 2001. Prior to joining Anthem Insurance, Mr. Glasscock served as Chief Operating Officer of CareFirst, Inc. from January through April 1998 and he served as President and Chief Executive Officer of Group Hospitalization & Medical Services, Inc., which did business as Blue Cross and Blue Shield of the National Capital Area, from September 1993 to January 1998. From 1991 to 1993, he served as President, Chief Operating Officer and Director of First American Bank, N.A. Mr. Glasscock is a director of Anthem, Inc. Board Committees: Audit Committee (Chair), Compensation and Management Development Committee and Corporate Governance Committee. Age 55.

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

John L. McGoldrick, Director Since 2001
Executive Vice President and General Counsel of Bristol-Myers Squibb Company (“Bristol-Myers Squibb”) since January 2000; Senior Vice President, General Counsel and President, Medical Devices Group from December 1998 to January 2000 and Senior Vice President and General Counsel from 1995 to December 1998. Senior director of the Board of the New Jersey Transit Corporation and member of the board of the Advanced Medical Technology Association (AdvaMed), the medical device industry’s trade association (1998-2002). He has served on several governmental reform commissions in New Jersey. He is an invited participant of The Aspen Institute on the World Economy and the World Economic Forum (Davos). Before joining Bristol-Myers Squibb, Mr. McGoldrick was a senior partner and executive committee member of the law firm of McCarter & English. He is a graduate of Harvard College and the Harvard Law School. Board Committees: Compensation and Management Development Committee (Chair) and Corporate Governance Committee. Age 63.

Continuing Directors Whose Present Terms Expire in 2005

J. Raymond Elliott, Director Since 2001
Chairman, President and Chief Executive Officer of the company since August 6, 2001. President, Chief Executive Officer and Director since March 20, 2001. Mr. Elliott was appointed President of Zimmer, Inc., the company’s predecessor, in November 1997. Mr. Elliott has approximately 30 years of experience in orthopaedics, medical devices and consumer products. Prior to joining Zimmer, Inc., he served as President and Chief Executive Officer of Cybex, Inc., a publicly traded medical products company, from September 1995 to June 1997, and previously as President and Chief Executive Officer of J.R. Elliott & Associates, a privately held M&A firm. During this time, Mr. Elliott successfully completed several M&A and turnaround projects for the federal government and numerous healthcare firms, including the role of Chairman and Chief Executive Officer for Cablecom Inc. Mr. Elliott has also served as Chairman and President of various divisions of Southam, Inc., a communications group, and as Group President of food and beverage leader John Labatt, Inc. He began his career in the healthcare industry with American Hospital Supply Corporation (later Baxter International), where he gained 15 years experience in sales, marketing, operations, business development and general management, leading to his appointment as President of all Far East divisions, based in Tokyo, Japan. Mr. Elliott has served as a director on more than 20 business-related boards in the U.S., Canada, Japan and Europe and has served on five occasions as Chairman. He has served as a member of the board of directors and chair of the orthopaedic sector of AdvaMed and is currently a director of the State of Indiana Workplace Development Board, the Indiana Chamber of Commerce, the American Swiss Foundation, and represents the State of Indiana on the President’s State Scholars Program. Mr. Elliott is a trustee of the Orthopaedic Research and Education Foundation (“OREF”). He holds a bachelor’s degree from the University of Western Ontario, Canada. Age 54.

Regina E. Herzlinger, D.B.A. Director Since 2001
The Nancy R. McPherson Professor of Business Administration Chair at the Harvard Business School. Dr. Herzlinger teaches accounting and healthcare and was the first woman to be tenured and chaired at Harvard Business School and the first to serve on a number of corporate boards. She has written many articles and books in the fields of management control and healthcare. Her research has been profiled in industry journals and business publications such as The Wall Street Journal, The Economist, and Fortune and has been recognized for excellence by the American College of Healthcare Executives three times. Managed Healthcare has named her as one of healthcare’s top ten thinkers. Dr. Herzlinger received her Bachelor’s Degree from Massachusetts Institute of Technology and her Doctorate from the Harvard Business School. Dr. Herzlinger is a director of C.R. Bard, Inc. and Noven Pharmaceuticals, Inc. Board Committees: Audit Committee, Compensation and Management Development Committee and Corporate Governance Committee (Chair). Age 60.

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

Continuing Director Whose Present Term Expires in 2006

Augustus A. White, III, M.D., Ph.D. Director Since 2001
Ellen and Melvin Gordon Professor of Medical Education, Professor of Orthopaedic Surgery, and Master of the Oliver Wendell Holmes Society at the Harvard Medical School and Professor of Orthopaedic Surgery at the Harvard-MIT Division of Health Sciences and Technology; and Orthopaedic Surgeon-in-Chief, Emeritus, at the Beth Israel Deaconess Medical Center in Boston. He previously served as the Chief of Spine Surgery at Beth Israel and is Director of the Daniel E. Hogan Spine Fellowship Program. He is a graduate of the Stanford University Medical School, holds a Ph.D. from the Karolinska Institute in Stockholm and an A.B. from Brown University, and graduated from the Advanced Management Program at the Harvard Business School. Dr. White is a recipient of the Bronze Star, which he earned while stationed as a Captain in the U.S. Army Medical Corps in Vietnam. He is an internationally known and widely published authority on biomechanics of the spine, fracture healing and surgical and non-surgical care of the spine. He is nationally recognized for his work in medical education, diversity, and issues of health care disparities. Dr. White is a director of Orthologic Corp. Board Committees: Audit Committee, Compensation and Management Development Committee, Corporate Governance Committee and Science and Technology Committee (Chair). Age 67.

EXECUTIVE COMPENSATION

Compensation and Management Development Committee Report

Compensation Philosophy

     The company’s compensation philosophy is to make a financial investment in people who will deliver the innovative solutions necessary for the company to continue as a global leader in products that enhance the quality of life for orthopaedic patients. The company’s compensation program is intended to deliver cash, annual incentive and long-term compensation at levels competitive with other companies in the medical device and biotech industry as well as other competitors for talent generally. The company encourages and recognizes superior performance. Annual incentive and long-term incentive programs provide a significant additional compensation opportunity based upon the achievement of performance objectives. To complete the total compensation package and to reward employees who demonstrate their commitment to achieving our business objectives, the company also provides a comprehensive package of health, welfare and retirement benefit programs.

Compensation Components

     The major components of compensation are the same for executives and other employees. All executives and employees receive a salary, annual incentive opportunities, stock option grants and health, welfare and retirement benefits. After the acquisition of Centerpulse AG in October 2003, the Committee reviewed executive compensation elements with the help of a major international compensation and benefits consulting firm. Based on this review, the Committee approved some changes to executive salaries and annual incentive targets to ensure that current compensation levels are competitive for a company of its increased size and complexity. The executive officers received a stock option grant in January 2004 based on the guidelines that were in place for the 2003 grant. All management employees were reviewed for a stock option grant in January 2004. A broad-based stock option grant for non-management employees is contemplated for August 2004 to commemorate the third anniversary of having become an independent company and to welcome new Zimmer employees. This broad-based grant would be intended to allow employees to continue to be rewarded based on value delivered to stockholders.

     The Executive Performance Incentive Plan provides an incentive for management to enhance stockholder value by meeting current year earnings targets. For 2003, the plan provides that 50% of the award to corporate executives is based on the achievement of an earnings-per-share target. The remaining 50% is based on achieving revenue, profitability and cash flow targets related to an executive’s area of responsibility.
     The Committee believes that the company’s compensation program, with its emphasis on long-term compensation, focuses the efforts of executives and employees on the attainment of a sustained high rate of company growth and profitability for the benefit of the company’s stockholders.

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

CEO Compensation

     The compensation for Mr. Elliott was adjusted on March 31, 2003 based on the average increase granted to the salaried employees on that date. The merit increase adjustment was 3.85%. In addition, based on the Committee’s review of current data that includes information on companies the size of Zimmer following the acquisition of Centerpulse AG, Mr. Elliott’s compensation has been adjusted as of January 5, 2004, including a base salary adjustment to $700,000, to compensate him on a basis consistent with the increased size and complexity of the company, as well as to recognize his contribution to the superior performance of the company. The Committee is in the process of working with an independent consulting firm to further assess the executive compensation program.

     In January 2003, Mr. Elliott was granted 279,000 options for his annual grant. In January 2004, the Committee granted Mr. Elliott 280,000 options as part of his annual compensation program. This grant also recognized the ongoing superior performance of the company and provided further alignment with stockholders’ interest for future increases in stock value.

Deductibility of Compensation Over $1 Million

     U.S. federal income tax law disallows a deduction for certain compensation paid in excess of $1 million to the five executive officers listed in the Summary Compensation Table in this Proxy Statement. However, performance-based compensation is fully deductible if the programs are approved by stockholders and meet certain other requirements. The company has taken steps to ensure the deductibility of payments under the Executive Performance Incentive Plan and the 2001 Stock Incentive Plan.

Compensation and Management Development Committee

John L. McGoldrick, Chair
Larry C. Glasscock
Regina E. Herzlinger, D.B.A.
Augustus A. White, III, M.D., Ph.D.

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

Executive Officer Compensation Tables and Notes

     The following tables set forth information regarding compensation paid to the company’s Chief Executive Officer and each of the company’s four other most highly compensated executive officers based on salary and bonus earned during 2003.

     Prior to the company’s separation from its former parent on August 6, 2001, the company was a wholly-owned subsidiary of that company with no material activities as a separate corporate entity. Accordingly, prior to the separation, the compensation of certain of the individuals named below was determined in accordance with policies established by the company’s former parent.

SUMMARY COMPENSATION TABLE

							Long-Term Compensation

							Awards		Payouts

			Annual Compensation					Securities
							Restricted	Underlying
					Other		Stock	Options/	LTIP	All Other
			Salary	Bonus	Annual		Awards	SARS	Payouts	Compensation
Name/Title/Year	Year		($)	($)	Compensation		($)(1)	(#)(2)	($)	($)

J. Raymond Elliott	2003		668,269	1,040,656	–		–	279,000	–	29,585	(3)
Chairman, President and	2002		625,708	1,006,607	–		604,600	450,000	–	28,156
Chief Executive Officer	2001		547,399	690,678	–		300,000	404,685	–	–
Sam R. Leno	2003		461,365	433,659	30,493	(4)	–	103,200	–	20,761	(5)
Executive Vice President,	2002		437,308	422,111	45,598	(4)	–	100,000	–	81,499
Corporate Finance and Operations and	2001	(6)	181,923	167,958	–		1,306,000	176,092	–	23,114
Chief Financial Officer
Bruno A. Melzi	2003		369,531	292,630	–		–	63,450	–	–
Chairman, Zimmer International	2002		302,952	243,644	–		269,047	85,000	–	–
	2001		255,526	181,817	–		60,000	104,457	–	–
Bruce E. Peterson	2003		328,442	308,705	–		–	72,000	–	14,560	(7)
Chairman, Zimmer Americas	2002		311,288	300,471	–		302,300	100,000	–	14,007
	2001		263,956	199,569	–		60,000	129,650	–	10,914
David C. Dvorak	2003		297,712	278,118	3,722	(4)	–	66,000	–	13,397	(8)
Executive Vice President, Corporate Services,	2002		278,654	268,971	28,926	(4)	–	50,000	–	38,508
Chief Counsel and Secretary	2001	(9)	15,865	–	–		–	34,635	–	–

(1)	The number and market value of shares of restricted stock held by each of these executives at December 31, 2003, based upon the closing price of company common stock as reported by the New York Stock Exchange of $70.40, were: Mr. Elliott – 30,526 and $2,149,030; Mr. Leno – 50,904 and $3,583,642; Mr. Melzi – 11,005 and $774,752; Mr. Peterson – 12,105 and $852,192; and Mr. Dvorak – 0 and $0.

(2)	Includes options granted prior to the separation with respect to the common stock of the company’s former parent. The amounts shown with respect to such options represent the number of shares of the company’s common stock resulting from the replacement on August 7, 2001 of each original award with an option to acquire company common stock which was intended to preserve the economic value of the options at the time of the separation. The number of shares of the company’s common stock covered by replacement options was calculated by multiplying the number of shares of common stock of the company’s former parent under the original options by a factor of 2.03614, and the exercise price of the options was decreased by dividing the original exercise price by the same factor.

(3)	Consists of matching contributions to the Zimmer Holdings, Inc. Savings and Investment Program and the Benefits Equalization Plan for the Zimmer Holdings, Inc. Savings and Investment Program of $8,293 and $21,292, respectively.

(4)	Consists of amounts reimbursed for payment of taxes for relocation purposes.

(5)	Consists of matching contributions to the Zimmer Holdings, Inc. Savings and Investment Program and the Benefits Equalization Plan for the Zimmer Holdings, Inc. Savings and Investment Program of $9,000 and $11,761, respectively.

(6)	Mr. Leno joined the company in July 2001.

(7)	Consists of matching contributions to the Zimmer Holdings, Inc. Savings and Investment Program and the Benefits Equalization Plan for the Zimmer Holdings, Inc. Savings and Investment Program of $8,561 and $5,999, respectively.

(8)	Consists of matching contributions to the Zimmer Holdings, Inc. Savings and Investment Program and the Benefits Equalization Plan for the Zimmer Holdings, Inc. Savings and Investment Program of $8,972 and $4,425, respectively.

(9)	Mr. Dvorak joined the company in December 2001.

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

OPTION/ SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of	% of Total
	Securities	Options/SARS	Exercise
	Underlying	Granted to	or Base		Grant Date
	Options/SARS	Employees in	Price(2)	Expiration	Present
Name	Granted(#)(1)	Fiscal Year	($/SH)	Date	Value($)(3)

J. Raymond Elliott	279,000	11.7%	$39.53	01/12/13	$3,281,040
Sam R. Leno	103,200	4.3%	$39.53	01/12/13	$1,213,632
Bruno A. Melzi	63,450	2.7%	$39.53	01/12/13	$746,172
Bruce E. Peterson	72,000	3.0%	$39.53	01/12/13	$846,720
David C. Dvorak	66,000	2.8%	$39.53	01/12/13	$776,160

(1)	Individual grants vest in installments of 25% per year on each of the first through the fourth anniversaries of the grant date.

(2)	All options were made at 100% of fair market value as of the date of the grant.

(3)	In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The company does not believe that the Black-Scholes model, or any other model, can accurately determine the value of an option. Accordingly, there is no assurance that the value realized by an executive, if any, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the company’s stock price. The Black-Scholes ratios were determined using the following assumptions: a volatility of 27.12%, a historic average dividend yield of 0.00%, a risk-free interest rate of 3.02% on the grant date and a five year expected life. Additionally, award values are adjusted to reflect the impact of forfeiture risk due to vesting criteria.

AGGREGATED OPTIONS/ SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/ SAR VALUES(1)

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options/SARS at		“In the Money”
			Fiscal Year-End(#)		Options/SARS at
					Fiscal Year-End($)(2)
	Acquired	Value
Name	on Exercise(#)(3)	Realized($)(3)	Exercisable	Unexercisable	Exercisable	Unexercisable(4)

J. Raymond Elliott	–	–	584,721	845,885	$24,493,751	$31,727,429
Sam R. Leno	–	–	113,046	266,246	$4,879,952	$10,076,234
Bruno A. Melzi	39,890	429,729	96,785	185,155	$4,012,653	$6,972,196
Bruce E. Peterson	69,534	1,675,062	170,559	219,460	$7,307,297	$8,317,296
David C. Dvorak	–	–	29,818	120,817	$1,164,086	$4,206,718

(1)	All options were granted at 100% of fair market value.

(2)	The closing price of the company’s common stock as reported by the New York Stock Exchange on December 31, 2003 was $70.40. Value is calculated on the basis of the difference between the exercise price and $70.40, multiplied by the number of shares of the company’s common stock underlying “in-the-money” options.

(3)	Value realized is calculated on the basis of the difference between the exercise price and the closing price of the company’s common stock as reported by the New York Stock Exchange on the date of exercise, multiplied by the number of shares of the company’s common stock underlying the options exercised.

(4)	For Messrs. Elliott, Melzi and Peterson, the value of “Unexercisable” stock options includes the year-end value of stock options which have price thresholds for exercisability above the exercise price. As of December 31, 2003, all price thresholds had been attained.

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

Pension Benefits

     Most of our U.S. non-union employees, including executive officers, are participants in the Zimmer Holdings, Inc. Retirement Income Plan, a non-contributory pension plan. We have also adopted a non-contributory supplemental pension plan. Our retirement income plan and supplemental pension plan provide all Zimmer participants with credit for their service years with our former parent. Benefits payable under our plans will be offset by the value of benefits payable to participants under the former parent’s plans.

     The following is a summary of the terms of our retirement income plan and our supplemental pension plan as those plans apply to management employees, including individuals named in the Summary Compensation Table.
     Participants are given full credit under our retirement income plan for service and compensation accrued under the former parent’s plan. Under our retirement income plan, pension benefits are determined by final average annual compensation, where annual compensation is the sum of a participant’s annualized base salary as of the last day of the year and any bonus payments received in such year. The amounts shown in the columns labeled “Salary” and “Bonus” in the Summary Compensation Table for a given year reflect the dollar value of base salary and bonus earned during such year. The normal retirement benefit will equal 2% (1.5% for individuals who first became participants after September 2, 2002) of final average pay times years of service (up to a maximum of 40 years) minus 1/70th of estimated primary Social Security benefit at age 65 times years of service (up to a maximum of 40 years). Normal retirement age is 65. Participants will also be able to retire beginning at age 55, if they have at least 10 years of service, and begin to receive benefits at that time. The early retirement benefit will be calculated in the same manner as the normal retirement benefit, except that the accrued benefits will be reduced based on the participant’s age at the time of retirement. A participant with ten years of service will be able to receive 100 percent of the benefit at retirement between ages 60 and 65. Benefits payable under our retirement income plan will be offset by the value of benefits payable to the recipient under the former parent’s plan.
     Federal laws place limitations on compensation amounts that may be included under our retirement income plan. Pension amounts based on our retirement income plan formula which exceed the applicable limitations will be paid under the Benefit Equalization Plan of the Zimmer Holdings, Inc. Retirement Income Plan. In addition, under the benefit equalization plan, participants will receive recognition for years of service in excess of 40, if any, and annual compensation for a given year will include any bonus amounts earned (rather than paid) for such year. The purpose of this benefit equalization plan is to provide benefits for certain employees participating in our retirement income plan whose funded benefits under that plan are or will be limited by application of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”). Our benefit equalization plan is intended to be an “excess benefit plan,” as that term is defined under ERISA with respect to those participants whose benefits under our retirement income plan have been limited by Section 415 of the Code, and a “top hat” plan meeting the requirements of the appropriate sections of ERISA with respect to those participants whose benefits under our retirement income plan have been limited by Section 401(a)(17) of the Code. As with the retirement income plan, benefits payable under the benefit equalization plan will be offset by the value of benefits payable to the recipient under the former parent’s plan.
     The following tables set forth the aggregate annual benefit payable upon retirement at normal retirement age for each level of remuneration specified at the listed years of service. Table I applies to individuals who first became participants in our plans on or before September 2, 2002, including each of the executive officers named in the Summary Compensation Table. Table II applies to individuals who first became participants in our plans after September 2, 2002.

PENSION PLAN TABLES

Table I

(2% formula)

	Years of Service

Remuneration	15	20	25	30	35

$200,000	$60,000	$80,000	$100,000	$120,000	$140,000
500,000	150,000	200,000	250,000	300,000	350,000
1,000,000	300,000	400,000	500,000	600,000	700,000
1,500,000	450,000	600,000	750,000	900,000	1,050,000
2,000,000	600,000	800,000	1,000,000	1,200,000	1,400,000

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

Table II

(1.5% formula)

	Years of Service

Remuneration	15	20	25	30	35

$200,000	$45,000	$60,000	$75,000	$90,000	$105,000
500,000	112,000	150,000	187,500	225,000	262,500
1,000,000	225,000	300,000	375,000	450,000	525,000
1,500,000	337,000	450,000	562,000	675,000	787,500
2,000,000	450,000	600,000	750,000	900,000	1,050,000
     Benefit amounts shown are straight-life annuities before the deduction for Social Security benefits. As of December 31, 2003, the executive officers named in the Summary Compensation Table had the following years of credited service for pension plan purposes: Mr. Elliott – 12.00 years; Mr. Leno – 3.00 years; Mr. Peterson – 11.18 years; and Mr. Dvorak – 2.135 years.
     The company has granted Mr. Elliott additional age and service credit for purposes of calculating his pension benefits from the company and determining his eligibility for retiree health and life insurance benefits. For purposes of determining the extent of any early retirement pension subsidies, Mr. Elliott will be deemed to have attained age 55 as of August 6, 2001, the date of the separation from the former parent, and he will be entitled to those subsidies upon the commencement of his company pension benefits at or after his actual attainment of age 55. Also, for purposes of calculating the amount of his pension benefits and determining his eligibility for retiree health and life insurance benefits, Mr. Elliott will be deemed to have accumulated 10 years of service and 10 years of credited service with the company as of August 6, 2001. These additional pension benefits will be paid from the company’s general assets pursuant to the company’s supplemental pension plan or a similar unfunded, nonqualified pension benefit arrangement, and will be offset by the supplemental pension benefits paid to Mr. Elliott by the former parent. The additional pension benefits from the company will be paid at the same time and in the same form as the other supplemental benefits payable to Mr. Elliott under the company’s supplemental pension plan.

Retention Agreement

     Pursuant to a retention agreement entered into with Mr. Elliott in February 2001, Mr. Elliott was awarded 17,544 phantom deferred share units. At the time of Mr. Elliott’s retirement or termination of employment, his units will be distributed to him in the form of a lump sum cash payment equal to the number of units awarded multiplied by the fair market value of company common stock at the time of his retirement or termination, plus the sum of any dividends credited on shares of company common stock from the date of the award to his retirement or termination date.

Change in Control Arrangements

     The company has entered into change in control agreements with twelve executives including each of the executive officers named in the Summary Compensation Table in this proxy statement. The agreements are intended to provide for continuity of management in the event of a change in control of the company. The agreements with Messrs. Elliott, Leno, Melzi, Peterson and Dvorak have an initial term that ended December 31, 2003 and provide for automatic extensions, beginning on January 1, 2004, in one-year increments, unless either the company or the executive gives prior notice of termination or a change in control shall have occurred prior to January 1 of such year. If a change in control occurs during the term of the agreement, the agreement shall continue in effect for a period of not less than 36 (in the case of Mr. Elliott) or 24 (in the case of the other executives) months beyond the month in which such change in control occurred.

     The agreements provide that the executives could be entitled to certain severance benefits following a change in control of the company and termination of employment. Under each agreement, a change in control would include any of the following events: (1) a “person,” as defined in the Securities Exchange Act of 1934, as amended, acquires 20% or more of the combined voting power of the company’s then outstanding securities; (2) a majority of the company’s directors are replaced during a two-year period; or (3) the stockholders approve a merger or consolidation of the company (unless the stockholders of the company own 75% of the surviving entity) or approve a plan of complete liquidation of the company.
     If, following a change in control, the executive is terminated by the company for any reason other than for cause (as defined in the agreement), or death, or by the executive for good reason (as defined in the agreement), the covered executive would be entitled to a lump sum severance payment equal to three (in the case of Mr. Elliott), two (in the case of Messrs. Leno, Melzi, Peterson and Dvorak and two other executive officers, the “tier 2 executives”) or one (in the case of five other executives, the “tier 3 executives”) times the sum of the executive’s base salary and target bonus under the company’s Executive Performance Plan. In addition, the executive would receive a payout of any unpaid incentive compensation which has

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

been allocated or awarded to the executive for the completed calendar year preceding the date of termination and a pro rata portion to the date of termination of the aggregate value of all contingent incentive compensation awards to the executive for the current calendar year.

     Further, all outstanding stock options granted to the executive would become immediately vested and exercisable and all restrictions on restricted stock awards would lapse, unless otherwise provided for under a written stock award agreement. The executive would receive a cash amount equal to the unvested portion, if any, of the company’s matching contributions (and attributable earnings) credited to the executive under the Savings and Investment Program. The executive would receive a cash amount or the additional benefit to which the executive would have been entitled had he or she been fully vested and credited with three (Mr. Elliott), two (the tier 2 executives) or one (the tier 3 executives) additional years of service and age for the purpose of calculating his or her tax-qualified and nonqualified pension benefits. For a three (Mr. Elliott), two (the tier 2 executives) or one (the tier 3 executives)-year period after the date of termination, the executive would receive life and health insurance benefits and perquisites substantially similar to those that the executive is receiving immediately prior to the notice of termination. Thereafter, in the case of Mr. Elliott, the executive will be eligible to participate in the company’s retiree medical and dental plans.
     In the event that any payments made to Mr. Elliott or a tier 2 executive in connection with a change in control and termination of employment would be subject to excise tax as excess parachute payments under the Code, the company will “gross up” the executive’s compensation to fully offset such excise taxes provided the payments exceed 110% of the maximum total payment which could be made without triggering the excise taxes. If the aggregate parachute payments exceed such maximum amount but do not exceed 110% of such maximum amount, then the parachute payments would be automatically reduced so that no portion of the parachute payments is subject to excise tax and no gross-up payment would be made.
     In consideration for receiving one of these agreements, each executive signed an agreement not to work for any competitor of the company for a period of one year following termination. Also, to receive the severance benefits provided under the agreements, an executive must sign a general release of claims.

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

Performance Graph

     The following graph compares the performance of the company common stock for the periods indicated with the performance of the S&P 500 Stock Index and the S&P 500 Health Care Equipment Index.

Comparison of Cumulative Total Return

	August 7, 2001	December 31, 2001	December 31, 2002	December 31, 2003

Zimmer Holdings, Inc.	$100	$107	$146	$247
S&P 500 Stock Index	$100	$ 96	$ 75	$ 96
S&P 500 Health Care Equipment Index	$100	$115	$100	$133

     Assumes $100 was invested on August 7, 2001 (the first date the company common stock was traded on the New York Stock Exchange) in company common stock and each index. Values are as of December 31 assuming dividends are reinvested. No cash dividends have been declared or paid on company common stock. Returns over the indicated period should not be considered indicative of future returns.

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation and Management Development Committee during 2003 was an officer, employee or former officer of the company or had any relationship requiring disclosure herein pursuant to SEC regulations. No executive officer of the company served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure under SEC regulations.

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

Equity Compensation Plan Information

     The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2003, including the 2001 Stock Incentive Plan, the TeamShare Stock Option Plan, the Stock Plan for Non-Employee Directors, the Deferred Compensation Plan for Non-Employee Directors, the Employee Stock Purchase Plan and the Independent Sales Representatives Deferred Annual Final Compensation and Equity Incentive Plan.

	A		B	C

				Number of securities
	Number of securities to			remaining available for
	be			future issuance under
	issued upon exercise of		Weighted-average exercise	equity compensation plans
	outstanding options,		price of outstanding options,	(excluding securities reflected
Plan Category	warrants and rights (#)		warrants and rights ($)	in column (A))(#)

Equity compensation plans approved	10,469,911	(3)	$30.77	12,740,649	(4)(5)(6)(7)
by security holders(1)(2)
Equity compensation plans not approved	87,420	(9)	N/A	662,580
by security holders(8)
Total	10,557,331		$30.77	13,403,229

(1)	Consists of the 2001 Stock Incentive Plan, the TeamShare Stock Option Plan, the Stock Plan for Non-Employee Directors, the Deferred Compensation Plan for Non-Employee Directors and the Employee Stock Purchase Plan.

(2)	The table does not take into account the Executive Performance Incentive Plan, which provides for the payment of incentive compensation to certain key executives of the company and which has been approved by security holders. The Compensation and Management Development Committee of the Board of Directors administers the plan and has adopted regulations requiring all payments with respect to awards under the plan be made in cash.

(3)	Includes 4,729,180 options granted prior to the company’s separation from its former parent with respect to common stock of the company’s former parent which were replaced on August 7, 2001 with options to purchase company common stock. The replacement options were intended to preserve the economic value of the original options at the time of the separation. The number of shares of company common stock covered by replacement options was calculated by multiplying the number of shares of common stock of the company’s former parent under the original options by a factor of 2.03614, and the exercise price of the options was decreased by dividing the original exercise price by the same factor. The weighted-average exercise price of the outstanding replacement options as of December 31, 2003 was $25.77.

(4)	The 2001 Stock Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, dividend equivalents, restricted stock, deferred stock units, performance units and performance shares. The maximum number of shares available for awards under the 2001 Stock Incentive Plan with respect to each calendar year is 1.9% of the outstanding shares of company common stock on January 1 of such year, plus shares from the prior year that were (a) available but not awarded; and (b) subject to options or awards which terminated, expired or were canceled, forfeited, exchanged or surrendered without being exercised; tendered to pay the purchase price of options that were exercised; or retained or surrendered to satisfy tax withholding requirements under the plan.

(5)	The Stock Plan for Non-Employee Directors provides for the grant of stock options, restricted stock and restricted stock units. A maximum of 2,000,000 shares of company common stock is available for issuance pursuant to awards under the plan.

(6)	The Deferred Compensation Plan for Non-Employee Directors provides for the mandatory deferral of certain compensation payable to the company’s non-employee directors in the form of deferred share units. Such deferred share units are payable in shares of company common stock after cessation of the individual’s service as a director. The plan does not specify a maximum number of shares of company common stock that may be issued under the plan.

(7)	Includes 2,926,298 shares available for purchase under the Employee Stock Purchase Plan.

(8)	Consists of the Independent Sales Representatives Deferred Annual Final Compensation and Equity Incentive Plan, which is described below.

(9)	This number is the sum of the actual deferred stock units awarded under the plan as of December 31, 2003 (65,281) and the number of deferred stock units that would have been awarded (22,139) if all outstanding stock option units as of December 31, 2003 (52,463) were converted into deferred stock units as of December 31, 2003.

     The Independent Sales Representatives Deferred Annual Final Compensation and Equity Incentive Plan is an unfunded, deferred compensation plan for the company’s independent distributors. Participants may allocate their account balances in 10% increments among stock option units, deferred stock units and a non-interest bearing deferred compensation account. A participant’s stock option units will be converted into deferred stock units upon the earlier of (1) the ten-year anniversary of the date of grant of the applicable stock option unit, or (2) the date of the termination of the participant’s distributor agreement. Upon a distribution event under the distributor agreement, deferred stock units will be converted into shares of common stock on a one-to-one basis in annual installments over a three-year period with each such annual conversion equal to one-third of the participant’s total deferred stock units. Participants may elect to receive distributions of their interest in the plan in annual installments over a period of three to ten years. In general, the maximum number of shares of company common stock that may be issued under the plan in any year, together with any shares awarded under the 2001 Stock Incentive Plan and the TeamShare Stock Option Plan, may not exceed 1.9% of the shares of common stock outstanding as of January 1, plus, in any year, the number of shares that were available for options and awards in the prior year but were not awarded. In addition, the maximum number of shares that may be issued over the life of the plan is 750,000.

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

Proposal 1. Election of Directors

     Two directors are to be elected at the meeting for a three-year term ending at the 2007 Annual Meeting. Larry C. Glasscock and John L. McGoldrick, who are presently directors of the company, have been nominated by the Board of Directors for election at this Annual Meeting. The accompanying proxy will be voted for the Board of Directors’ nominees, except where authority to so vote is withheld. Should the nominees be unable to serve, the proxy will be voted for such persons as shall be designated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR DIRECTOR.

Proposal 2. Stockholder Proposal Relating to Poison Pills

     Mr. John Chevedden, as legal proxy for Victor Rossi, P.O. Box 249, Boonville, California 95414 who holds 400 shares of common stock, has informed the company that he intends to submit the following proposal at this year’s meeting:

     RESOLVED: Shareholders request that our Directors increase shareholder voting rights and submit the adoption, maintenance or extension of any poison pill to a shareholder vote as a separate ballot item as soon as may be practical. Also once this proposal is adopted, any dilution or removal of this proposal is requested to be submitted to a shareholder vote as a separate ballot item at the earliest possible shareholder election. Directors have the flexibility of discretion accordingly in scheduling the earliest shareholder vote and in responding to shareholder votes.
     We as shareholders voted in support of this topic:

Year	Rate of Approval

2003	70%
     This percentage is based on yes and no votes cast. The 70% approval followed our Board’s objection to the proposal. I do not see how our Board could object to this proposal because it gives our Board the flexibility to ignore our shareholder vote if our Board seriously believes it has a good reason.
     This topic also won an overall 60% yes-vote rate at 79 companies in 2003.

IRRC Corporate Governance Bulletin, June – Sept. 2003
     Victor Rossi, [Record holder] P.O. Box 249, Boonville, Calif. 95415 submitted this proposal.

Poison Pill Negative

     The key negative of poison pills is that pills can preserve management deadwood.

Source: Morningstar.com, Aug. 15, 2003

Pills Water Down Shareholders’ Votes

     Pills water down shareholders’ votes and deprive them of a meaningful voice in corporate affairs.

From “Take on the Street” by Arthur Levitt, Chairman of the Securities and Exchange Commission, 1993-2001

The Potential of a Tender Offer Can Motivate Our Directors

     Hectoring directors to act more independently is a poor substitute for the bracing possibility that shareholders could sell the company out from under its present management.

     Source: Wall Street Journal, Feb. 24, 2003

Diluted Stock

     An anti-democratic management scheme (the poison pill) to flood the market with diluted stock is not a reason that a tender offer for our stock should fail.

Source: The Motley Fool, June 13, 1997

Like a Dictator

     Poison pills are like a dictator who says, “Give up more of your freedom and I’ll take care of you.”

T.J. Dermot Dunphy, CEO of Sealed Air (NYSE) for 25 years, The Wall Street Journal, April 28, 1999

     I believe our Directors could make a token response – hoping to gain points in the new corporate governance rating systems. A response, with a loophole to allow our directors to give a poison pill without a shareholder vote at any time, would not substitute for this proposal.

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

Council of Institutional Investors Recommendation

     The Council of Institutional Investors www.cii.org, whose members have $2 trillion invested, called for shareholder approval of poison pills.

     Shareholder Input on Poison Pills – Yes on 2

Statement in Opposition

The Board of Directors unanimously recommends a vote “AGAINST” adoption of this proposal for the following reasons:

     In response to stockholder concern, as evidenced by the vote on this topic at the 2003 Annual Meeting, the Board reviewed the possible effects of the company’s stockholder rights plan and other anti-takeover protections that may be available to the company, including certain provisions of the company’s charter and by-laws, as well as Delaware corporate law. The Board reviewed the provisions of the company’s plan with counsel, while keeping in mind its fiduciary duty to act in the best interest of the company’s stockholders. Such duty extends to protecting the company and its owners from perceived harm, including inadequate or coercive acquisition proposals. After review and deliberation, the Board determined that the company’s stockholder rights plan continues to be in the best interest of the company and its stockholders.

Rights Plans Protect and Maximize Stockholder Value in Takeovers

     The company’s stockholder rights plan is designed to protect stockholders against abusive takeover tactics and to ensure that each stockholder is treated fairly in any transaction involving an acquisition of control of the company. Plans similar to the company’s plan have been adopted by a majority of the companies included in the S&P 500 Stock Index.

     The purpose of the rights plan is to strengthen the Board’s ability, in the exercise of its fiduciary duties, to protect and maximize the value of stockholders’ investment in the company in the event of an attempt to acquire control of the company. The plan is not intended to, and does not, preclude unsolicited, non-abusive offers to acquire the company at a fair price. Nor is it intended as a deterrent to a stockholder’s initiation of a proxy contest. The plan is designed, instead, to encourage any potential acquirer to negotiate directly with the Board, which the company believes is in the best position to evaluate the adequacy and fairness of proposed offers, to negotiate on behalf of stockholders and to protect stockholders against abusive tactics during a takeover process, such as partial or two-tiered tender offers that do not treat all stockholders fairly and equally or acquisitions in the open market of shares constituting control without offering fair value to all stockholders. The rights do not affect any takeover proposal that the Board believes is in the best interests of the company’s stockholders. The overriding objective of the Board in adopting the rights plan was, and continues to be, the preservation and maximization of the company’s value for all stockholders.

Studies Indicate Rights Plans Create Higher Takeover Premiums

     From 1997 to 2001, according to a J.P. Morgan study, U.S. companies worth more than $1 billion and which had rights plans in place received a median acquisition premium of 35.9%, versus 31.9% for such companies without rights plans. Houlihan Lokey Howard & Zukin, Stockholder Rights Plan Study (2002).

     According to another study by J.P. Morgan, from 1988 to 1997, premiums paid to companies with rights plans were on average 42% higher than the market prices of such companies’ shares five days prior to the initial offer, whereas companies without rights plans received premiums on average of only 30%.
     A study by Georgeson & Company Inc., analyzing takeover data from 1992-1996, estimates that premiums paid to acquire target companies with stockholder rights plans were on average eight percentage points higher than premiums paid for target companies that did not have such plans. Georgeson estimated that stockholder rights plans had contributed an additional $13 billion in stockholder value during the time period in question, and that the stockholders of acquired companies without such plans gave up $14.5 billion in potential premiums. Finally, Georgeson concluded that the presence of a stockholder rights plan at a target company did not increase the likelihood of the withdrawal of a friendly takeover bid nor the defeat of a hostile one, and that such plans did not reduce the likelihood of a company becoming a takeover target.
     Studies indicate that rights plans serve their principal objectives: protection against inadequate offers and abusive tactics and increased bargaining power resulting in higher value for stockholders.

Directors Permitted to Exercise Business Judgment

     The Board believes that the adoption of a stockholder rights plan is appropriately within the scope of responsibilities of the Board of Directors, acting on behalf of all stockholders. The adoption of such a plan accords with the Board’s responsibilities for the management of the Company’s affairs and the issuance of securities and does not require stockholder approval under Delaware corporation law or the rules of the New York Stock Exchange. Redeeming the rights would remove an important tool

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

that the Board should have for the protection of stockholders. The Board therefore believes that any decision to redeem the rights should be made in the context of a specific acquisition proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THE ADOPTION OF THIS STOCKHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

Proposal 3. Stockholder Proposal Relating to Auditor Ratification

     The Sheet Metal Workers’ National Pension Fund, 601 North Fairfax Street, Suite 500, Alexandria, Virginia 22314, beneficial owner of approximately 6,970 shares of common stock, has informed the company that it intends to submit the following proposal at this year’s meeting:

Resolved: That the shareholders of Zimmer Holdings, Inc. (the “Company”) request that the Board of Directors and its Audit Committee adopt a policy that the selection of the Company’s independent auditor be submitted to the Company’s shareholders for their ratification at the Company’s annual meeting.

     Supporting Statement: A Company’s independent auditor has an important duty to the investing public. The American Institute of Certified Public Accountants’ (“AICPA”) Code of Professional Conduct provides in Section 53 – Article II: The Public Interest:

A distinguishing mark of a profession is acceptance of its responsibility to the public. The accounting profession’s public consists of clients, credit grantors, governments, employers, investors, the business and financial community, and others....

In discharging their professional responsibilities, members may encounter conflicting pressures from among each of those groups. In resolving those conflicts, members should act with integrity, guided by the precept that when members fulfill their responsibility to the public, clients’ and employers’ interests are best served.

     The U.S. Securities and Exchange Commission recently adopted the Final Rule: Strengthening the Commission’s Requirements Regarding Auditor Independence, Release No. 33-8183, May 6, 2003. As the Commission stated:

The final rules advance our important policy goal of protecting the millions of people who invest in our securities markets in reliance on financial statements that are prepared by public companies and other issuers and that, as required by Congress, are audited by independent auditors....

As directed by the Sarbanes-Oxley Act, the rules focus on key aspects of auditor independence: [including] the unique ability and responsibility of the audit committee to insulate the auditor from pressures that may be exerted by management....

     We acknowledge the positive contributions of the Sarbanes-Oxley Act to protecting auditor independence through the expanded role of the audit committee. However, we believe that shareholders also have a critically important role to play in protecting auditor independence. While many companies present a management-sponsored proposal seeking shareholder ratification of the auditors, our Company does not.
     Sarbanes-Oxley provides for detailed disclosure of the audit and non-audit fees paid to auditors. By requesting that shareholders vote to ratify our Company’s independent auditor this proposal is intended to give shareholders a means of communicating to the Board and its Audit Committee whether they are satisfied that our auditor is sufficiently independent of management to perform properly its duties.
     The proposal does not infringe on the Audit Committee’s ability to select our Company’s auditor. Rather, it seeks for shareholders the right to ratify or not ratify that choice. The proposal requests that the Board and its Audit Committee adopt a policy concerning auditor ratification. If a majority of shareholders do not ratify the Audit Committee’s selection, we would hope – but the proposal does not mandate – that the policy would provide for the Audit Committee to take the shareholders’ views into consideration and reconsider its choice of auditors. We urge your support for restoring this important right.

Statement in Opposition

The Board of Directors unanimously recommends a vote “AGAINST” adoption of this proposal for the following reasons:

     Although the company has never done so, the Board understands that some companies have customarily presented a management-sponsored proposal seeking stockholder ratification of the independent auditor. However, stockholder ratification is not required and may not be the best method of supervising the independent auditors. Section 301 of the Sarbanes-Oxley Act of 2002 expressly provides that the audit committee, in its capacity as a committee of the board of directors, shall be directly responsible for the appointment of the independent auditor. In addition, Rule 10A-3(b)(2) under the Securities Exchange Act of 1934 expressly provides that the audit committee shall be directly responsible for the appointment and retention of the

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

independent auditor. Finally, New York Stock Exchange listing standards require, among other things, that a listed company’s audit committee be directly responsible for the appointment and retention of the independent auditor.

     The Board believes that in view of these requirements, the Audit Committee should have the sole responsibility and authority to appoint and remove the independent auditor. This is also consistent with the written charter of the Audit Committee as presently in effect, which appears as Appendix A to this Proxy Statement.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THE ADOPTION OF THIS STOCKHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

INDEPENDENT AUDITOR

     PricewaterhouseCoopers LLP (“PwC”) served as the company’s independent auditor for 2003 and 2002. At the time of mailing of the Proxy Statement, the Audit Committee has not made any determination on the selection of the company’s independent auditor for 2004. The company expects that representatives of PwC will be present at the Annual Meeting and will be available to respond to appropriate questions. They will also have an opportunity to make a statement if they desire to do so.

Audit Fees

     Aggregate fees billed by PwC for professional services rendered in auditing the company’s consolidated financial statements included in the annual report on Form 10-K, the review of interim financial statements included in quarterly reports on Form 10-Q, review of material in connection with Centerpulse AG accounting matters, and with respect to a Japanese securities report, were approximately $2,687,000 and $673,000 for 2003 and 2002, respectively. For 2003, more than $1,730,000 of the auditing fees were attributable to services performed with respect to Centerpulse AG.

Audit-Related Fees

     Aggregate fees billed by PwC for assurance and related services that are reasonably connected to the performance of the audit or review of the company’s financial statements and that are not disclosed under “Audit Fees” above were approximately $1,888,000 and $61,000 for 2003 and 2002, respectively. These audit-related services consist primarily of the audit of the September 30, 2003 balance sheet of Centerpulse AG, review of employee benefit plans matters, accounting research and consultation, due diligence for the Centerpulse AG transaction, work associated with the change in accounting policy for instruments, and services associated with the pending acquisition of Implex Corp., a privately-held orthopaedics company based in New Jersey. For 2003, more than $1,609,000 of the audit-related fees were attributable to services performed with respect to the Centerpulse AG transaction.

Tax Fees

     Aggregate fees billed by PwC for professional services rendered to the company for tax compliance, tax advice and tax planning were approximately $310,000 and $460,000 for 2003 and 2002, respectively. These services include primarily tax reporting and consultation for various countries.

All Other Fees

     Aggregate fees billed by PwC for all other products and services provided to the company were approximately $990,000 and $201,000 for 2003 and 2002, respectively. For 2003, all of these fees relate to services performed by PwC concerning the company’s acquisitions of Centerpulse AG and InCentive Capital AG.

Pre-Approval Policies and Procedures

     The Audit Committee pre-approves all audit and permissible non-audit services to be provided to the company by its independent auditor prior to commencement of services. Mr. Glasscock, Audit Committee Chairman, has the delegated authority to pre-approve such services up to a specified aggregate fee amount and these pre-approval decisions are presented to the full Audit Committee at its next scheduled meeting.

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

2005 PROXY PROPOSALS

     To be considered for inclusion in next year’s proxy statement, the company must receive stockholder proposals relating to the 2005 Annual Meeting of Stockholders at its principal executive offices, 345 East Main Street, Warsaw, Indiana 46580, attention: Secretary, no later than November 22, 2004.

     Under the company’s Restated By-Laws, as amended, no business may be brought before an annual meeting except as set forth in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Chairman of the Board or by a stockholder entitled to vote who has delivered notice to the company containing certain information set forth in the Restated By-Laws, as amended, not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting. For the company’s meeting in 2005, the company must receive this notice no later than February 9, 2005 and no earlier than January 10, 2005. However, in the event that the 2005 annual meeting is called for a date that is more than 30 days before or more than 60 days after May 10, 2005, notice must be delivered no earlier than the 120th day prior to the 2005 annual meeting and not later than the later of the 90th day prior to the 2005 annual meeting or the 10th day following the day public announcement of the date of the meeting is first made. These notice requirements are deemed satisfied by a stockholder who has complied with SEC Rule 14a-8 and whose proposal is included in the company’s proxy statement. A copy of the by-law provisions discussed above may be obtained by writing the company at its principal executive offices, 345 East Main Street, Warsaw, Indiana 46580, attention: Secretary.

INCORPORATION BY REFERENCE

     The sections of this Proxy Statement entitled “Audit Committee Report,” “Compensation and Management Development Committee Report” and “Performance Graph” do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the company specifically incorporates them by reference therein.

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

Appendix A
ZIMMER HOLDINGS, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF

Purpose

     The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Zimmer Holdings, Inc. (the “Company”) is appointed by the Board to assist the Board in fulfilling its responsibility to oversee (1) the integrity of the Company’s financial statements, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the Company’s compliance with legal and regulatory requirements.

     The Committee is also responsible for producing the annual report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement.

Committee Membership

     The Committee shall consist of at least three directors. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange and Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

     The members and the Chair of the Committee shall be appointed by the Board on the recommendation of the Corporate Governance Committee. Committee members may be replaced by the Board. The determination of a director’s qualification to serve on the Committee shall be made by the Board in keeping with the applicable requirements and definitions of the New York Stock Exchange, the Exchange Act and the SEC. The Committee may form and delegate authority to subcommittees of one or more members when appropriate, provided the subcommittees are composed entirely of independent directors.

Committee Authority and Responsibilities

     The Committee’s job is one of oversight, recognizing that the Company’s management is responsible for preparing the Company’s financial statements and for developing and maintaining systems of internal accounting and financial controls and that independent auditors are responsible for their audit of the financial statements and obtaining the necessary understanding of the internal controls to conduct the audit, along with reporting identified areas of improvement in internal controls identified during the course of the audit. The Committee also recognizes that the financial management and the internal and independent auditors have more knowledge and information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or internal controls or any professional certification as to the independent auditor’s work.

     In discharging its oversight role, the Committee shall have full access to all books, records, facilities and personnel of the Company. The Committee shall also have authority to obtain advice and assistance from external legal, accounting or other advisors, without consulting or obtaining the approval of the full Board or any officer of the Company in advance. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.
     The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibilities:

Oversight of the Company’s Relationship with the Independent Auditor

     1. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting. The independent auditor shall report directly to the Committee.

     2. The Committee shall preapprove all auditing services and permissible non-audit services, including the fees and terms thereof, to be provided to the Company by the independent auditor, either before the independent auditor is engaged for the particular service or pursuant to preappoval policies and procedures established by the Committee, subject to the de minimis exception for non audit services described in Section 10A(i) of the Exchange Act.

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

     3. The Committee shall, at least annually, obtain and review a report by the independent auditor describing (a) the independent auditor’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with any such issues.

     4. The Committee shall review and evaluate the lead partner of the independent auditor team.

     5. The Committee shall receive from the independent auditor, at least annually, a formal written report delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, as amended or supplemented. The Committee shall discuss with the independent auditor the independent auditor’s independence, including any relationships or services that may impact the objectivity and independence of the independent auditor and shall recommend, if necessary, that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

     6. The Committee shall evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Committee shall present to the Board its conclusions with respect to the independent auditor.

     7. The Committee shall be responsible for ensuring the rotation of the independent auditor’s lead or coordinating audit partner having primary responsibility for the Company’s audit, the concurring or reviewing partner and other audit engagement team partners as required by law.

     8. The Committee shall consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

     9. The Committee shall recommend to the Board policies for the Company’s hiring of employees and former employees of the independent auditor who participated in the audit of the Company.

Financial Statement and Disclosure Matters

     10. The Committee shall review with the independent auditor and with management the proposed scope of the annual audit, past audit experience, the Company’s program for the internal examination and verification of the Company’s accounting documents and supporting data, recently completed internal examinations of the Company’s accounting documents and supporting data and other matters bearing upon the scope of the audit.

     11. The Committee shall review and discuss with management and the independent auditor the Company’s annual audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and shall discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, as amended or supplemented.

     12. Based on the reviews and discussions referred to in paragraphs 5 and 11 of this Charter, the Committee shall determine whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

     13. In connection with the review by the independent auditor of the financial information included in the Company’s Quarterly Reports on Form 10 Q, the Committee shall review the quarterly financial statements prior to their public release and discuss with the independent auditor the matters required to be discussed by SAS No. 61, as amended or supplemented.

     14. The Committee shall discuss with management the Company’s earnings press releases, and review the type and presentation of information to be included therein, including the use of “pro forma” or “adjusted” non-GAAP information, and the Committee shall from time to time discuss in general the types of financial information and earnings guidance to be disclosed and the type of presentations to be made to analysts and rating agencies, provided that the Committee is not required to discuss in advance each instance in which the Company may provide earnings guidance or other information to analysts or rating agencies.

     15. The Committee shall review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles.

     16. The Committee shall review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

     17. The Committee shall review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

     18. The Committee shall review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

     19. The Committee shall review and discuss reports from the independent auditor on:

a.	all critical accounting policies and practices to be used;

b.	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

c.	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

     20. The Committee shall review with the independent auditor any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and management’s response.

     21. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

     22. The Committee shall review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Internal Audit Function

     23. The Committee shall review and approve the appointment or termination of the director/vice president of internal audit.

     24. The Committee shall review the significant reports to management prepared by the internal auditing department and management’s responses.

     25. The Committee shall discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

     26. The Committee shall review with the Board the performance of the Company’s internal audit function.

Other Responsibilities

     27. The Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     28. The Committee shall receive reports on material legal and regulatory affairs, including litigation, and monitor the Company’s annual Code of Business Conduct documentation and corrective actions.

     29. The Committee shall obtain from the independent auditor assurance that the provisions of Section 10A(b) of the Exchange Act respecting the detection and reporting of illegal acts have not been implicated.

     30. The Committee shall be responsible for ensuring that the Company has an effective information technology disaster recovery plan.

     31. The Committee shall review and make recommendations to the Board concerning the Company’s policies with regard to affiliate transactions and also with regard to review of CEO and selected officers’ expense accounts and verification of perquisites policies. Affiliates in this context are defined as employees, directors, and other parties closely related to the Company.

     32. The Committee shall review and make recommendations to the Board concerning the Company’s financing plans and policies.

     33. The Committee shall meet at least four times per year, or more frequently as circumstances dictate. Any member of the Committee may call a meeting of the Committee. A quorum for a meeting shall be a majority of Committee members. The

ZIMMER HOLDINGS, INC.	2004 PROXY STATEMENT

Committee shall meet in separate sessions, periodically, with management, with internal auditors and with the independent auditor.

     34. The Committee shall maintain minutes or other records of its meetings and make reports on its meetings to the Board.

     35. The Committee shall review and reassess the adequacy of this Charter on an annual basis and shall make recommendations to the Board, as conditions dictate, to update this Charter.

     36. The Committee shall annually review its own performance.

As Approved December 16, 2003

ZIMMER HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints J. Raymond Elliott, Sam R. Leno and David C. Dvorak, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of Stockholders of the company to be held at The New York Palace Hotel, 455 Madison Avenue, New York, New York on Monday, May 10, 2004, at 9:00 a.m., and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

ANNUAL MEETING OF STOCKHOLDERS MAY 10, 2004

     When properly executed, your proxy will be voted as you indicate, or where no contrary indication is made, will be voted FOR ALL on Proposal 1 and AGAINST Proposals 2 and 3. The full text of the proposals and position of the Board of Directors on each appears in the Proxy Statement and should be reviewed prior to voting.

IMPORTANT: YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES TODAY.

For participants in the Zimmer Holdings, Inc. Employee Stock Purchase Plan, Zimmer Holdings, Inc. Savings and Investment Program or the Zimmer Puerto Rico Savings and Investment Program.

The Trustee will vote the shares credited to your account in accordance with the specifications that you indicate on the reverse. If you sign and return the form, but do not indicate your voting specifications, the Trustee will vote as recommended by the Board of Directors. The Trustee will vote the shares for which no form has been returned in the same proportion as those shares for which it received voting specifications. The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the meeting and at adjournments or postponements.
ZIMMER HOLDINGS, INC. P.O. BOX 11055 NEW YORK, N.Y. 10203-0055

Continued on the reverse side.

	ZIMMER HOLDINGS, INC.			YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

	INTERNET			TELEPHONE			MAIL

	http://www.proxyvotenow.com/zmh			1-866-213-0690

•	Go to the website listed above.		•	Use any touch-tone telephone.		•	Mark, sign, and date your proxy card.
•	Have your proxy card ready.	OR	•	Have your proxy card ready.	OR	•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.

1-866-213-0690

CALL TOLL-FREE TO VOTE

ê DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ê

Please Sign, Date and Return	☒
the Proxy Card Promptly	Votes must be indicated
Using the Enclosed Envelope.	(x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” ON PROPOSAL 1 AND “AGAINST” PROPOSALS 2 AND 3.

1. Election of Directors
FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐	2.	Stockholder Proposal Relating to Poison Pills.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees: 01 Larry C. Glasscock, 02 - John L. McGoldrick						3.	Stockholder Proposal Relating to Auditor Ratification.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strick a line through that nominee’s name and check the “Exceptions” box above.)							To change your address, please mark this box.			☐
							To include any comments, please mark this box.			☐

The shares represented by this proxy will be voted as directed by the stockholder. Where no direction is given when the duly executed proxy is voted, such shares will be voted FOR ALL on Item 1 and AGAINST Items 2 and 3.

SCAN LINE

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date	Share Owner sign here	Co-Owner sign here